EXHIBIT 10.1

REINSTATED AND AMENDED SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is made and entered into this 26th day of June, 2008 by and among NL Industries, Inc., a New Jersey corporation (“NL”); NL Environmental Management Services, Inc., a New Jersey corporation (“NL EMS” and, together with NL, the “NL Companies”); the Sayreville Economic and Redevelopment Agency, a municipal redevelopment agency (“SERA”); Sayreville Seaport Associates, L.P., a Delaware limited partnership authorized to transact business in New Jersey (“SSA”); and the County of Middlesex, a county organized under the laws of New Jersey (the “County”).

RECITALS

WHEREAS, the NL Companies were the owners of approximately 440 acres of real property located on the Raritan River, near Raritan Bay in Sayreville, New Jersey, which real property is more specifically described in this Agreement (the “Property”); and

WHEREAS, the NL Companies have been working to investigate and remediate environmental contamination on the Property at the direction of the New Jersey Department of Environmental Protection (“NJDEP”) pursuant to obligations under the Industrial Site Recovery Act (“ISRA”), N.J.S.A. 13:1K-6, et seq., and an Administrative Consent Order; and

WHEREAS, in 1995, the Borough of Sayreville (the “Borough”) became interested in redeveloping the Property in order to encourage various mixed-use development projects and to capitalize on the proximity of the Property to major roadways and the Raritan River, which provides access to New York City by ferry; and

WHEREAS, in 1996, the Borough designated the Property as part of an area in need of redevelopment pursuant to the Local Redevelopment and Housing Law, N.J.S.A. 40A:12A-1, et seq.; and

WHEREAS, in 2000, the Borough’s redevelopment agency, SERA, began taking steps toward condemnation of the Property under the “takings” clauses of the United States and New Jersey constitutions and, in 2002, commenced litigation against the NL Companies and others under the Eminent Domain Act of 1971, N.J.S.A. 20:3-1, et seq. (“Condemnation Action”); and

WHEREAS, in 2005, prior to any determination in the Condemnation Action of the value of the just compensation to be paid by SERA to the NL Companies, SERA filed a Declaration of Taking and pursuant to court order deposited Thirty-Three Million, Five Hundred Fifty Thousand Dollars ($33,550,000) in escrow with the Superior Court of New Jersey (the “Court”), thereby obtaining legal title to the Property (such funds referred to herein as the “Escrow Funds”); and

WHEREAS, the County currently holds a mortgage on the Property to secure the loan extended by the County to SERA to enable SERA to acquire the Property through condemnation (the “County Loan”); and

WHEREAS, the Court continues to hold the Escrow Funds, no determination has yet been made in the Condemnation Action as to the value of the Property, the Condemnation Action remains pending, and the NL Companies have not been paid for the Property; and

WHEREAS, as a result of the Condemnation Action and the non-payment of the NL Companies in connection therewith, the NL Companies currently claim an equitable lien on the Property in the amount of the yet to be determined unpaid portion of the just compensation owed by SERA to the NL Companies as a result of SERA’s taking of the Property through eminent domain; and

WHEREAS, in 2007 SERA issued a Request for Qualifications followed by a Request for Proposals (“RFP”) in order to identify qualified developers interested in undertaking the redevelopment of the Property; and

WHEREAS, by Resolution dated October 29, 2007, SERA selected O’Neill Properties Group, L.P. (“OPG”) as the redeveloper for the Property pursuant to the RFP process, and OPG has created SSA for the purpose of purchasing and redeveloping the Property; and

WHEREAS, SERA and SSA have finalized a Redevelopment Agreement (the “Redevelopment Agreement”) and a Purchase and Sale Agreement (the “Sale Agreement”) with respect to the Property, and are finalizing a Ground Lease Agreement (the “Ground Lease”) with respect to the Property, memoranda of which have been attached to this Agreement as Exhibits A, B, and Q, respectively and, SSA shall deliver true and correct copies of the Redevelopment Agreement, the Purchase Agreement, and the Ground Lease to the NL Companies once they have been fully executed and delivered; and

WHEREAS, the parties to this Agreement desire to resolve the Condemnation Action between SERA and the NL Companies, satisfy the NL Companies’ claimed equitable lien and SERA’s loan obligations to the County, and facilitate SSA’s acquisition and redevelopment of the Property; and

WHEREAS, for purposes of this Agreement, the term “Hazardous Substances” shall mean any substance, whether solid, liquid or gaseous, which is listed, defined or regulated as a “hazardous substance” or “hazardous waste” or otherwise classified as hazardous or toxic, in or pursuant to any applicable local, state, or federal environmental law, regulation or guidance; or which is or contains asbestos, radon, any polychlorinated biphenyl, radioactive material, or motor fuel or other petroleum hydrocarbons; or which causes or poses a threat to cause a contamination or nuisance on the Property or any adjacent property or a hazard to the environment or to the health or safety of persons on the Property; and

WHEREAS, the NL Companies, SERA, SSA and the County were parties to a Settlement Agreement and Release entered into as of April 1, 2008 (“Original Settlement Agreement”); and

WHEREAS, by termination notice dated May 2, 2008, the NL Companies terminated the Original Settlement Agreement when the Initial Closing failed to occur on May 1, 2008, as contemplated by the terms of the Original Settlement Agreement; and

WHEREAS, the parties to this Agreement desire to enter into a new agreement that reinstates and amends the terms of the Original Settlement Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Acquisition of the Property.  SSA and the County will purchase portions of the Property either in fee or by easements across the Property in phases as follows:

a. The “Initial Closing” shall occur on or before August 1, 2008 (the “Initial Closing Date”).  At the Initial Closing:

i. SSA will enter into a ground lease with SERA for that portion of the Property commonly referred to by the parties as the C Parcels and described in the legal description attached hereto as Exhibit C (“C Parcels”), subject to the C-Parcels Easement (defined below).  SERA shall ground lease such portions of the Property to SSA by entering into a Ground Lease Agreement with SSA and a Memorandum of Ground Lease is attached hereto as Exhibit Q.

ii. the County will purchase from SERA an easement across a portion of the C Parcels along the entire waterfront as more fully described on Exhibit C-1 (the “C Parcels Easement”), subject to conditions set forth herein; and

iii.           the County will purchase from SERA an easement across Parcel B along the entire waterfront as more fully described on Exhibit C-2 (the “Parcel B Easement”), subject to the conditions set forth herein.

b. The “Second Closing” shall occur on the earlier of (i) that date which is six (6) months after the Initial Closing or (ii) fifteen (15) days after the date upon which the NJDEP provides written confirmation that all required remedial capping on that portion of the Property commonly referred to by the parties as Parcel A and described in the legal description attached hereto as Exhibit D  (“Parcel A”) has been completed (the “Second Closing Date”).

i. At the Second Closing, SSA will purchase from SERA (A) an easement on Parcel A for the construction of an access road and turnaround (“Parcel A Easement”), as more fully described in Exhibit D hereto, and (B) the development rights to Parcel A, which development rights:  (i) are described on Exhibit E hereto (the “Development Rights”); and (ii) shall be transferred by SSA to Parcel C and/or Parcel B pursuant to the Redevelopment Agreement or shall otherwise be preserved so as to accrue to the benefit of SSA for use in the redevelopment of the C Parcels and/or Parcel B.  Also, at the Second Closing, the County will purchase from SERA Parcel A, and title to Parcel A shall be held by the County in its Open Space Inventory and shall be subject to the above-referenced easement as well as conservation easements to the other governmental entities that are assisting in the funding of the purchase of Parcel A hereunder as are required by those other government entities; and

ii. Within thirty (30) days of the Initial Closing Date, SSA will submit its application(s) for any and all permits necessary to allow SSA or SERA to cap Parcel A for remedial purposes.  SSA or SERA will thereafter use its best efforts to obtain any and all such permits at the earliest possible date.  SSA or SERA will use its best efforts to complete the capping of Parcel A to the satisfaction of the NJDEP at the earliest possible date, in no event later than that date which is six (6) months after the Initial Closing.

c. The “Third Closing” shall occur on or before October 15, 2010 (the “Third Closing Date”).  At the Third Closing, SSA will enter into a ground lease with SERA for that portion of the Property commonly referred to by the parties as Parcel B and described in the legal description attached hereto as Exhibit F (“Parcel B”), subject to the easement referred to in Section 1.a.iii. above.  SERA shall ground lease such portions of the Property to SSA by entering into a Ground Lease Agreement and a Memorandum of Ground Lease is attached hereto as Exhibit Q.

2. Compensation of the NL Companies and Repayment of the County Loan.  The NL Companies hereby agree to accept Eighty-Two Million, Seven Hundred Fifty Thousand Dollars ($82,750,000) (the “Condemnation Price”) and SSA’s assumption of the Assumed Environmental Liabilities (as set forth in Section 5 of this Agreement) and SERA’s agreement to be the lead remediator under the Memorandum of Understanding (as set forth in Section 9.a.v.(A) of this Agreement) in compensation for the Property.  The Condemnation Price shall be paid to the NL Companies in installments as set forth below.  Further, as set forth below, the County hereby agrees to accept Forty-Two Million, Three Hundred Thousand Dollars ($42,300,000), plus administrative fees and costs, plus interest accruing on or after January 1, 2008, in full repayment of the County Loan, and such amount shall be paid to the County in installments as set forth below.  Notwithstanding the foregoing, to the extent that the administrative fees and costs and interest accruing on or after January 1, 2008 (collectively, the “SERA Payments”) are not paid through the First Closing, Second Closing and/or Third Closing, SERA agrees that it shall remain solely liable to the County for the SERA Payments unless otherwise agreed in writing by the County.  SERA agrees further that if any SERA Payments are due and owing by SERA to the County as of the Third Closing, SERA shall on or prior to the Third Closing either (i) pay such SERA Payments to the County in full or (ii) provide the County with substitute security reasonably satisfactory to the County to fully secure SERA’s obligation to pay such SERA Payments to the County (the “Substitute Security”).

The NL Companies, SERA and the County agree that immediately upon the parties’ execution of this Agreement, the NL Companies and SERA shall execute a consent order in the form attached hereto as Exhibit G (the “Consent Order”) and shall file the Consent Order with the Hon. Travis L. Francis, A.J.S.C. in the New Jersey Superior Court, Law Division, Middlesex County to petition the Court for immediate release of the Escrow Funds, together with all accrued interest thereon, to the Attorney Trust Account (the “Trust Account”) maintained by Archer & Greiner, PC (the “Trustee”).  The parties shall use their best efforts to expedite the release of the Escrow Funds to the Trust Account.  At the Initial Closing or as soon thereafter as the Escrow Funds, together with all accrued interest thereon, are in the Trust Account, the Trustee shall disburse:  (A) Twenty-Nine Million Dollars ($29,000,000) on behalf of SERA to the County, and the County agrees to accept such funds in partial repayment of the County Loan; (B) Four Million Five Hundred Fifty Thousand Dollars ($4,550,000) on behalf of SERA to the NL Companies as partial payment of the Condemnation Price; and (C) all of the accrued interest on the Escrow Funds to the NL Companies, and the parties expressly acknowledge and agree that such interest shall not be considered to be a payment by SERA toward the Condemnation Price and that the NL Companies are the only parties entitled to make a claim to such accrued interest.  The NL Companies and the County agree and acknowledge that their receipt of funds under this paragraph is not a condition precedent to the Initial Closing.

a. Compensation Due at Initial Closing.  At the Initial Closing:

i. SSA shall pay, on behalf of SERA, to the NL Companies the sum of Fifty Million Dollars ($50,000,000) in immediately-available, same-day funds via wire transfer as partial payment of the Condemnation Price (the “Initial Payment”); and

ii. Subject only to the County’s receipt of the Easement Appraisal (as defined in Section 9.a.vii. below), at the Initial Closing, SERA shall receive from the County the sum of $3,000,000 representing consideration for the C Parcels Easement and the Parcel B Easement, and SERA shall cause said payment to be used for the purpose of a partial repayment of the County Loan by SERA.

b. Compensation Due at Second Closing.  At the Second Closing:

i. SSA shall pay, on behalf of SERA, to the NL Companies the sum of Eight Million Dollars ($8,000,000) in immediately-available, same-day funds via wire transfer as partial payment of the Condemnation Price.  In so doing, SSA will simultaneously acquire from SERA the Development Rights to Parcel A and the Parcel A Easement;

ii. Subject only to the County’s receipt of the Parcel A Appraisal, SSA’s delivery of written confirmation from the NJDEP that all required remedial capping on Parcel A has been completed in accordance with applicable NJDEP rules and regulations and receipt of a No Further Action Letter or an equivalent document from the NJDEP with respect to Parcel A, at the Second Closing, SERA shall receive from the County the sum of $8,000,000 representing consideration for Parcel A, and SERA shall cause said payment to be used for the purpose of a partial repayment of the County Loan by SERA;

iii. SERA agrees that immediately upon the parties’ execution of this Agreement, SERA shall:  (A) file an application(s) with the NJDEP for a grant(s) in the amount of Five Million Dollars ($5,000,000) to fund the purchase of Parcel A; and (B) request from the Borough’s Open Space Fund a grant in the amount of Eight Hundred Thousand Dollars ($800,000) to fund the purchase and preservation of Parcel A as open space.  To the best of SERA’s knowledge, the conditions required for the grant(s) from the NJDEP are the receipt of the Parcel A Appraisal (revised or updated to meet the NJDEP requirements), environmental clearance, and compliance with applicable NJDEP rules and regulations.  To the best of SERA’s knowledge, the conditions required for SERA to obtain a grant from the Borough’s Open Space Fund are the receipt of the Parcel A Appraisal and Borough governing body approval.  At the Second Closing, if the aforesaid grants are received, SERA shall pay to the NL Companies the sum of Five Million Eight Hundred Thousand Dollars ($5,800,000) in immediately-available, same-day funds via wire transfer as a partial payment of the Condemnation Price.  A failure by SERA for any reason to pay the NL Companies the sum of Five Million Eight Hundred Thousand Dollars ($5,800,000) at the Second Closing shall be considered a Default pursuant to Section 12 of this Agreement, and shall be subject to the arbitration provisions set forth in Section 13 of this Agreement; and

iv. The NL Companies shall pay to SSA the sum of Two Million Dollars ($2,000,000), provided that:  (A) SSA has delivered to the NL Companies, the County and SERA a No Further Action Letter or an equivalent document from the NJDEP with respect to Parcel A that all required remedial capping on Parcel A has been completed and (B) the NL Companies have received all payments due under this Agreement pursuant to Section 2.a above and this Section 2.b.; and (C) there has been no  material breach or Default by any of the other parties hereunder which has not been cured within any applicable notice and cure period.

c. Compensation Due at Third Closing.

i.

SSA shall pay to the NL Companies, on behalf of SERA, in immediately-available, same-day funds via wire transfer the final payment of the Condemnation Price (the “Final Payment”), which shall be Sixteen Million, Four Hundred Thousand Dollars ($16,400,000).

ii. SSA shall pay, on behalf of SERA, to the County the sum of Two Million, Three Hundred Thousand Dollars ($2,300,000) as the final payment by SSA of the County Loan; and

iii. SERA shall pay to the County the SERA Payments and, if applicable, provide the Substitute Security to the County and so long as SSA has complied with all payment obligations in this Section 2.c., the County shall nevertheless release the County Mortgage on Parcel B as more particularly set forth under Section 4.c. of this Agreement below.

3. Dismissal of Condemnation Action; Release of the NL Companies’ Equitable Lien.  The NL Companies agree to dismiss the Condemnation Action and to release their claimed equitable lien on the Property, in accordance with the following schedule:

a. Upon the NL Companies’ receipt of the Consent Order executed and entered by the Court and the Initial Payment at the Initial Closing:

i. The NL Companies and SERA shall jointly act to dismiss the Condemnation Action by executing, and seeking judicial entry of, the Stipulation of Dismissal with Prejudice attached as Exhibit H to this Agreement;

ii. The NL Companies shall release their claimed equitable lien with respect to the C Parcels of the Property and the Parcel B Easement granted to the County by executing and delivering to SSA for recording the Release of Equitable Lien attached as Exhibit I to this Agreement;

iii. The NL Companies’ remaining claimed equitable lien on Parcels A and B shall be in an amount not less than the aggregate amount the NL Companies are then owed under this Agreement, which amount the parties agree shall be considered unpaid compensation that the NL Companies are owed as a result of SERA’s taking of the Property by eminent domain.  The NL Companies will retain any and all rights and claims they may have as to Parcels A and B of the Property, and the parties expressly acknowledge and agree that, except as expressly set forth herein, the NL Companies do not waive, release or otherwise compromise any such rights, interests and/or liens in or to Parcels A and B of the Property, except for the Parcel B Easement granted to the County; and

iv. The NL Companies may deliver to the County Clerk of Middlesex County for recording, immediately following the Initial Closing, a notice in a form acceptable to the NL Companies that places any subsequent purchaser of Parcels A and B on notice of the NL Companies’ claimed equitable lien on Parcels A and B.  Notwithstanding the foregoing, the County and SERA do not acknowledge the validity of the NL Companies’ claimed equitable lien.

b. Upon the NL Companies’ receipt of all payments due the NL Companies at the Second Closing and the satisfaction or waiver of each condition to the Second Closing and provided that there has been no material breach or Default by any other party to this Agreement which has not been cured within any applicable notice and cure period:

i. The NL Companies shall release their claimed equitable lien with respect to Parcel A of the Property by executing and delivering to the County for recording the Release of Equitable Lien attached as Exhibit J to this Agreement; and

ii. The NL Companies’ remaining claimed equitable lien on Parcel B shall be in an amount not less than the aggregate amount the NL Companies is then owed under this Agreement, which amount the parties agree shall be considered unpaid compensation that the NL Companies are owed as a result of SERA’s taking of the Property by eminent domain.  The NL Companies will retain any and all rights and claims they may have as to Parcel B of the Property, and the parties expressly acknowledge and agree that, except as expressly set forth herein, the NL Companies do not waive, release or otherwise compromise any such rights, interests and/or liens in or to Parcel B of the Property, except as to the Parcel B Easement granted to the County; and

iii. The NL Companies may deliver to the County Clerk of Middlesex County for recording, immediately following the Second Closing, a notice in a form acceptable to the NL Companies that places any subsequent purchaser of Parcel B on notice of the NL Companies’ claimed equitable lien on Parcel B.  Notwithstanding the foregoing, the County and SERA do not acknowledge the validity of the NL Companies’ claimed equitable lien.

c. Upon the NL Companies’ receipt of all payments due the NL Companies at the Third Closing and the satisfaction or waiver of each condition to the Third Closing and provided that there has been no material breach or Default by any other party to this Agreement which has not been cured within any applicable notice and cure period, the NL Companies shall release their claimed equitable lien with respect to Parcel B of the Property by executing and delivering to SSA for recording the Release of Equitable Lien attached as Exhibit K to this Agreement, and, thereafter, the NL Companies shall no longer have any rights, interests, claims and/or liens in any part of the Property, except as otherwise provided in this Agreement.

4. Release of the County’s Mortgage.  The County shall release the County’s Mortgage in accordance with the following schedule:

a. At the Initial Closing:  (i) the Deed in Lieu of Foreclosure between SERA and the County shall be considered null and void and shall be destroyed, and (ii) the County shall release the County’s Mortgage on the C Parcels by executing and delivering to SSA for recording a Release of Mortgage in the form attached as Exhibit L to this Agreement.  Following the Initial Closing, the County’s Mortgage on Parcels A and B shall be reduced by the amount of the County Loan repaid at the Initial Closing;

b. At the Second Closing, the County shall release the County’s Mortgage on Parcel A by executing and delivering to SERA for recording a Release of Mortgage in the form attached as Exhibit L to this Agreement.  Following the Second Closing, the County’s Mortgage on Parcel B shall be reduced by the amount of the County Loan repaid at the Initial Closing and the Second Closing; and

c. At the Third Closing, the County shall release the County’s Mortgage on Parcel B by executing and delivering to SSA for recording a Release of Mortgage in the form attached as Exhibit L to this Agreement.  SERA shall continue to be liable for any SERA Payments owed by SERA to the County and, if applicable, SERA shall provide the County with the Substitute Security.

5. Responsibility for Environmental Liabilities.

a. Assumption by SSA of Certain Environmental Liabilities.  At the Initial Closing, except for those liabilities specifically excluded pursuant to Section 5.b below, SSA shall assume all responsibility for any and all environmental investigation and remediation obligations, now existing or hereafter arising, required to be conducted, whether by the United States Environmental Protection Agency (“EPA”), the NJDEP or any other regulatory agency, for the entire Property, as well as operation and maintenance of the closed landfill and any remedial measures now existing or hereafter to be investigated and/or implemented on or relating to the Property and any Hazardous Substances currently in, on, or under the Property (the “Assumed Environmental Liabilities”).  SSA shall conduct activities at the Property in furtherance of these obligations or as part of its redevelopment  (i) in accordance with the requirements of New Jersey law and, to the extent applicable, federal law and (ii) so as to not exacerbate contamination present at the Property as of the Initial Closing.  Subject to Section 5.b below, SSA expressly agrees that the term Assumed Environmental Liabilities shall mean and include but shall not be limited to:  (A) any and all requirements under ISRA and the Administrative Consent Order, dated November 14, 1997, between the NL Companies and the NJDEP; (B) any and all requirements under the Memorandum of Understanding to be entered into between SERA and the NJDEP pursuant to Section 9.a.iii. of this Agreement; (C) any and all operation and/or maintenance obligations associated with the items in (A) or (B) above and/or associated with the closed landfill on the Property; (D) post November 9, 2007 oversight or response costs incurred by the NJDEP, EPA or a third-party relating to the Property; and (E) any and all costs and expenses of any kind or nature incurred or expended by SSA relating in any way to the Property prior to the Initial Closing (the “SSA Pre-Closing Environmental Costs”).  SSA shall perform any and all environmental investigation and remediation required in connection with the Assumed Environmental Liabilities in accordance with NJDEP-approved workplans, the NJDEP’s Technical Regulations and all other applicable government requirements.  SSA shall retain its liability and responsibility, if any, for SSA Pre-Closing Environmental Costs, and SSA shall indemnify, defend, and hold the NL Companies and the County and their respective affiliates, partners, and lenders harmless from and against any and all expenses, fines, penalties claims, actions (administrative or otherwise), orders, damages, liabilities, costs and expenses, including but not limited to reasonable attorney’s fees and expenses, whether pursued by private third-parties or by an agency of any government, that arise out of, or in any way result from the SSA Pre-Closing Environmental Costs.  The parties expressly acknowledge and agree that nothing in this Agreement shall preclude SSA from challenging any determination by NJDEP or EPA as to the nature or extent of any Assumed Environmental Liabilities; provided that SSA shall not undertake any action that would result in the NL Companies becoming primarily responsible or primarily liable for any Assumed Environmental Liabilities.

b. Non-Assumption of Certain Environmental Liabilities.  Notwithstanding the provisions of Section 5.a above, the term Assumed Environmental Liabilities shall not include, and SSA shall not assume any responsibility or liability for:

i. any claims or potential claims for natural resource damages (“NRDs”) arising from or in any way relating to any past or current environmental harm to or Hazardous Substances currently or previously in, on, under, at, or that have migrated from the Property, including but not limited to NRDs relating to groundwater contamination in, at, under, or that has migrated from the Property (the “NRD Liabilities”).  The parties expressly acknowledge and agree that nothing in this Agreement shall be deemed an admission by the NL Companies, or either of them, of any liability to EPA, NJDEP or any other regulatory agency for any NRD Liabilities, and no party hereto shall attempt to use this Agreement to establish such liability; and

ii. any environmental investigation and remediation required by EPA, NJDEP or any third-party relating to sediment contained in the Raritan River and/or the Tidal Wetlands on the Property, together with any NJDEP or EPA oversight costs relating thereto, and including any liability for NRDs associated therewith (the “Raritan River Liabilities”).  For purposes of this Section 5.b., the term “Tidal Wetlands” shall mean and include only those areas which are depicted as such on the map attached hereto as Exhibit M.  The NL Companies shall retain their liability and responsibility, if any, for any Raritan River Liabilities, and the NL Companies shall jointly and severally indemnify, defend and hold SSA, the County and SERA and their respective affiliates, partners, and lenders harmless from and against any and all expenses, fines, penalties claims, actions (administrative or otherwise), orders, damages, liabilities, costs and expenses, including but not limited to reasonable attorney’s fees and expenses, whether pursued by private third-parties or by an agency of any government, that arise out of, or in any way result from any Raritan River Liabilities.  If at any time, any remedial action is required for the Raritan River Liabilities, the NL Companies shall be the lead party for performance of such obligations.  The parties expressly acknowledge and agree that nothing in this Agreement shall be deemed an admission by the NL Companies, or either of them, of any liability to EPA, NJDEP, any other regulatory agency or any private third-parties for any Raritan River Liabilities, and no party hereto shall attempt to use this Agreement to establish such liability.  Notwithstanding the foregoing, if and to the extent that SSA, SERA or the County conduct any activities whatsoever, whether remedial, developmental or otherwise in any area of the Raritan River adjacent to or nearby the Property and/or the Tidal Wetlands, SSA, SERA or the County, as the case may be, shall be liable for, and the foregoing indemnity of the NL Companies shall not apply with respect to the party that actually performs the activities, to the extent of any costs and expenses:  (A) incurred in performing such activities, including without limitation any costs or expenses associated with the dredging and disposal of contaminated sediments required in connection with such activities; and (B) related to any exacerbation of any hazardous condition in any area of the Raritan River and/or the Tidal Wetlands as a result of SSA’s,  SERA’s or the County’s performance of such activities (liabilities pursuant to Subsections (A) and (B) referred to herein collectively as “Exacerbation River Liabilities”).  The parties hereby agree that SSA’s, SERA’s  or the County’s performance of any and all activities at the Property in compliance with all applicable laws (including, without limitation, the terms and conditions of any and all permits issued by the NJDEP) shall not constitute exacerbation of any hazardous condition in any area of the Property including the Raritan River and/or Tidal Wetlands; and

iii. any and all oversight or response costs incurred by NJDEP, EPA or a third-party relating to the Property prior to November 9, 2007, and any and all costs and expenses of any kind or nature incurred or expended by the NL Companies relating in any way to the Property prior to the Initial Closing (collectively, the “NL Pre-Closing Environmental Costs”).  The NL Companies shall retain their liability and responsibility, if any, for NL Pre-Closing Environmental Costs, and the NL Companies shall jointly and severally indemnify, defend, and hold SSA, the County and SERA and their respective affiliates, partners, and lenders harmless from and against any and all expenses, fines, penalties claims, actions (administrative or otherwise), orders, damages, liabilities, costs and expenses, including but not limited to reasonable attorney’s fees and expenses, whether pursued by private third-parties or by an agency of any government, that arise out of, or in any way result from the NL Pre-Closing Environmental Costs.  The parties expressly acknowledge and agree that nothing in this Agreement shall be deemed an admission by the NL Companies, or either of them, of any claimed liability to EPA, NJDEP, any other regulatory agency or any private third-parties for any NL Pre-Closing Environmental Costs, and no party hereto shall attempt to use this Agreement to establish such liability.

c. Indemnification by SSA.  SSA agrees to indemnify, defend and hold harmless the NL Companies, SERA and the County from any and all claims, actions (administrative or otherwise), orders, penalties, damages, liabilities, costs and expenses, including but not limited to reasonable attorney’s fees and expenses, whether pursued by private third-parties or by an agency of any government, that arise out of or in any way result from the Assumed Environmental Liabilities, including those that are alleged to have occurred because of the condition of the Property resulting from SSA’s performance of or failure to perform the Assumed Environmental Liabilities or activities undertaken on the Property by SSA or its contractors, subcontractors, invitees or agents (including any exacerbation of existing contamination) (“Indemnified Claims”).  Without limiting the generality of the foregoing, the term “Indemnified Claims” includes any claims, actions, orders, penalties, damages, liabilities, costs and expenses arising out of or resulting from SSA’s actions or inactions with respect to: (i) after the Initial Closing, completing the investigation and remediation of the Assumed Environmental Liabilities; (ii) after the Initial Closing, operating and maintaining any remedial measure heretofore or hereafter implemented on the Property; or (iii) after the Initial Closing, operating and maintaining the closed landfill located on the Property.  Without limiting the generality of the foregoing, SSA acknowledges and agrees that the indemnity set forth in this Section 5.c shall extend to any and all penalties, fines, fees, interest or other charges assessed by the NJDEP or any other federal, state or local government agency relating to the Assumed Environmental Liabilities, excluding NL Pre-Closing Environmental Costs.  The parties expressly acknowledge and agree, however, that the term “Indemnified Claims” does not mean or include any liability associated with (i) NRD Liabilities; (ii) Raritan River Liabilities; (iii) NL Pre-Closing Environmental Costs; (iv) any and all claims for personal injury and/or property damage (including diminution in value with respect to property damage) resulting from Hazardous Substances on, migrating from or that have migrated from the Property and any and all consequential or indirect damages of any kind or nature related thereto.  This indemnification also does not cover any claims or liabilities to the extent resulting from any negligence or willful misconduct (either through acts or omissions) of any of the Indemnified Parties occurring on or after the date of execution of this Agreement.

d. Default as to Assumed Environmental Liabilities.

i. In the event SSA defaults on its obligations to remediate at the Property those conditions that are Assumed Environmental Liabilities and, as a result, SERA removes SSA as the party performing the remediation at the Property, SERA shall select a certified contractor mutually acceptable to SERA and the NL Companies to complete any and all remaining environmental investigation and/or remediation obligations required in connection with the Assumed Environmental Liabilities.  In that event, SERA shall have reasonable access to the Property to complete any and all investigation or remedial activities, and shall have the full benefit of and access to all remaining funds previously established by or on behalf of SSA as Financial Assurance (as defined in Section 9.a.iii. below  for use in completing any and all of the environmental investigation and/or remediation obligations associated with the Assumed Environmental Liabilities (including, but not limited to, use of such funds as security for repayment of any EIT loan(s) or use of such funds to pay for investigation or remediation costs).

ii. In the event that SERA defaults on its obligations under its Memorandum of Understanding with the NJDEP and, as a result, the NJDEP removes SERA as the lead remediator at the Property, the parties agree that, as among the parties, the parties shall fully cooperate with the NL Companies in its efforts to be designated by NJDEP as the lead remediator of the Property.  In the event NJDEP designates the NL Companies as the lead remediator of the Property, the NL Companies immediately shall regain sole control over any and all environmental investigation or remedial activities at the Property, shall be the lead remediator at the Property, shall have reasonable access to the Property to complete any and all investigation or remedial activities, and shall have the full benefit of and access to all remaining funds previously established by or on behalf of SSA as Financial Assurance (as defined in Section 9.a.iii. below  for use in completing any and all of the environmental investigation and/or remediation obligations associated with the Assumed Environmental Liabilities (including, but not limited to, use of such funds as security for repayment of any EIT loan(s) or use of such funds to pay for investigation or remediation costs).  NL’s rights in the event of a default under this Section shall be in addition to any and all remedies that NL may have at law or in equity against SSA and SERA.

e. Reliance.  The parties expressly acknowledge and agree that the NL Companies’ willingness to enter into this Agreement and all other agreements and documents contemplated hereby to which the NL Companies are parties is expressly in reliance upon and is conditioned upon the promises made by SSA and SERA in this Section 5 and the promises made by the County in Section 5.d. above, that the NL Companies would not have entered into this Agreement but for these promises, and that such promises are part of the compensation that the NL Companies are receiving in exchange for the NL Companies’ agreement to dismiss the Condemnation Action and release their equitable lien.

f. Assignment of Environmental Permits.  At or after the Initial Closing, the NL Companies will assign, to the extent assignable by law and to the extent requested by SSA, any and all permits currently held by the NL Companies that are necessary for SSA’s performance of the Assumed Environmental Liabilities (the “Environmental Permits”), a list of which is attached hereto as Exhibit N.  SSA shall assume all responsibility under the Environmental Permits.  SSA shall, to the extent assignable by law, if requested by SERA, assign any Environmental Permit to SERA in the event that SSA is removed by SERA as the lead remediator pursuant to Section 5.d.i. above.  SERA shall, to the extent assignable by law, if requested by the NL Companies, assign any Environmental Permit to the NL Companies in the event that SERA is removed by the NJDEP as the lead remediator pursuant to Section 5.d.ii. above and the NL Companies is designated by NJDEP as the lead remediator of the Property.

6. Availability of Funds.  SSA represents and warrants to each of parties that it has obtained firm loan commitments in the amount of $110,000,000, which commitments together with SSA’s capital contribution are sufficient to fund the acquisition and pre-development of the C Parcels, the acquisition of the Parcel A Development Rights and Parcel A Easement and the completion of the Assumed Environmental Liabilities up to Twenty Million Dollars ($20,000,000).  SSA shall promptly provide notice to the parties to this Agreement if SSA receives any default notice from its lender(s) and shall further advise the parties of the remedial actions taken by SSA to cure any such default.

7. Releases and Covenants Not to Sue.

a. Release and Covenant Not to Sue by SSA.

i. Except for the Raritan River Liabilities, which release shall not be effective until such time as the NL Companies have satisfied any obligations that they may have with respect thereto, the following release shall be effective for each Parcel when both of the following conditions have been satisfied for such Parcel: (1) completion of the applicable closing, and (2) written confirmation from the NJDEP in one or more letters, that no further action is required with respect to  all Assumed Environmental Liabilities relating to such parcel (the “SSA Release”): except for any claims relating to a party’s failure to satisfy any of its obligations set forth in this Agreement or an Exhibit hereto, including but not limited to the Raritan River Liabilities and the NL Pre-Closing Environmental Costs, SSA, for itself and its heirs, assigns, executors, administrators and successors, hereby acknowledges full and complete satisfaction of and releases and forever discharges the NL Companies, SERA and the County, their respective successors in interest and successors in title (excluding SSA and its successors in interest and successors in title), their respective past, present and future assigns, and all of their respective employees, officers, tenants, predecessors, directors, agents, shareholders, fiduciaries, representatives, attorneys, engineers, insurers’ divisions, subsidiaries and affiliates, of and from any and all claims, demands, actions, rights, losses, expenses, fees, costs, liabilities and causes of action, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, that SSA may have in the past, now has, or may in the future have arising in relation the Property.  Without limiting the generality of the foregoing and subject to the exceptions provided above, SSA releases any and all claims and causes of action that it has or may in the future have (including, but not limited to, claims for cost recovery, contribution or unjust enrichment) related to any costs or expenses incurred by SSA: (A) to investigate or remediate environmental contamination on or emanating from the Property, (B) to perform operation and maintenance of any remedial measure heretofore or hereafter implemented on the Property, (C) to perform operation and maintenance of the closed landfill on the Property, or (D) to evaluate, dispute or resolve claims or potential claims for injury to natural resources alleged to have been caused by Hazardous Substances on the Property or emanating from the Property.

ii. Prior to the effective date of the SSA Release in accordance with subsection 7.a.i. above, and except for any claims relating to a party’s failure to satisfy any of its obligations set forth in this Agreement or an Exhibit hereto, including but not limited to the Raritan River Liabilities and the NL Pre-Closing Environmental Costs, SSA, for itself and its heirs, assigns, executors, administrators and successors, hereby covenants not, and not to cause or encourage any third party, to sue or take any judicial or administrative action of any kind or nature against the NL Companies, SERA and the County, their respective successors in interest, successors in title, their respective past, present and future assigns, and all of their respective employees, officers, tenants, predecessors, directors, agents, shareholders, fiduciaries, representatives, attorneys, engineers, insurers’ divisions, subsidiaries and affiliates, for or relating to any and all claims, demands, actions, rights, losses, expenses, fees, costs, liabilities and causes of action, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, that SSA may have in the past, now has, or may in the future have arising in relation the Property.  Without limiting the generality of the foregoing and subject to the exceptions provided above, SSA covenants not, and not to cause or encourage any third party, to sue or take any administrative or judicial action of any kind or nature for or relating to any and all claims and causes of action that it has or may in the future have (including, but not limited to, claims for cost recovery, contribution or unjust enrichment) related to any costs or expenses incurred by SSA: (A) to investigate or remediate environmental contamination on or emanating from the Property, (B) to perform operation and maintenance of any remedial measure heretofore or hereafter implemented on the Property, (C) to perform operation and maintenance of the closed landfill on the Property, or (D) to evaluate, dispute or resolve claims or potential claims for injury to natural resources alleged to have been caused by Hazardous Substances on the Property or emanating from the Property.

b. Release and Covenant Not to Sue by SERA.

i. The following release shall be effective for each Parcel when both of the following conditions have been satisfied for such Parcel: (1) completion of the applicable closing and (2) written confirmation from the NJDEP in one or more letters, that no further action is required with respect to all Assumed Environmental Liabilities relating to such Parcel (the “SERA Release”): except for any claims relating to a party’s failure to satisfy any of its obligations set forth in this Agreement or an Exhibit hereto, and the indemnity set forth in Section 5.c. of this Agreement, SERA, for itself and its heirs, assigns, executors, administrators and successors, hereby acknowledges full and complete satisfaction of and releases and forever discharges the NL Companies, SSA and the County, their respective successors in interest and successors in title (excluding SERA and its successors in interest and successors in title except for SSA and its successors in interest and successors in title), their respective past, present and future assigns, and all of their respective employees, officers, tenants, predecessors, directors, agents, shareholders, fiduciaries, representatives, attorneys, engineers, insurers’ divisions, subsidiaries and affiliates, of and from any and all claims, demands, actions, rights, losses, expenses, fees, costs, liabilities and causes of action, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, that SERA may have in the past, now has, or may in the future have arising in relation the Property.  Without limiting the generality of the foregoing and subject to the exceptions provided above, SERA releases any and all claims and causes of action that it has or may in the future have (including, but not limited to, claims for cost recovery, contribution or unjust enrichment) related to any costs or expenses incurred by SERA: (A) to investigate or remediate environmental contamination on or emanating from the Property, (B) to perform operation and maintenance of any remedial measure heretofore or hereafter implemented on the Property, (C) to perform operation and maintenance of the closed landfill on the Property, or (D) to evaluate, dispute or resolve claims or potential claims for injury to natural resources alleged to have been caused by Hazardous Substances on the Property or emanating from the Property.  Notwithstanding anything to the contrary above, SERA does not release any cost recovery or contribution claims it may have against the NL Companies relating to any work performed at the Property funded with HDSRF grants or EIT loans.

ii. Prior to the effective date of the SERA Release in accordance with Section 7.b.i. above, and except for any claims relating to a party’s failure to satisfy any of its obligations set forth in this Agreement or an Exhibit hereto, and the indemnity set forth in Section 5.c. of this Agreement, SERA, for itself and its heirs, assigns, executors, administrators and successors, hereby covenants not, and not to cause or encourage any third party, to sue or take any judicial or administrative action of any kind or nature against the NL Companies, SSA and the County, their respective successors in interest, successors in title, their respective past, present and future assigns, and all of their respective employees, officers, tenants, predecessors, directors, agents, shareholders, fiduciaries, representatives, attorneys, engineers, insurers’ divisions, subsidiaries and affiliates, for or relating to any and all claims, demands, actions, rights, losses, expenses, fees, costs, liabilities and causes of action, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, that SERA may have in the past, now has, or may in the future have arising in relation the Property.  Without limiting the generality of the foregoing and subject to the exceptions provided above, SERA hereby covenants not, and not to cause or encourage any third party, to sue or take any judicial or administrative action of any kind or nature for or relating to any and all claims and causes of action that it has or may in the future have (including, but not limited to, claims for cost recovery, contribution or unjust enrichment) related to any costs or expenses incurred by SERA: (A) to investigate or remediate environmental contamination on or emanating from the Property, (B) to perform operation and maintenance of any remedial measure heretofore or hereafter implemented on the Property, (C) to perform operation and maintenance of the closed landfill on the Property, or (D) to evaluate, dispute or resolve claims or potential claims for injury to natural resources alleged to have been caused by Hazardous Substances on the Property or emanating from the Property.  Notwithstanding the foregoing, SERA does not covenant not to sue or take administrative or judicial action for or relating to any claims, demands, actions, rights, losses, expenses, fees, costs, liabilities or causes of action that SERA may have, following a Default under this Agreement that leads to the non-occurrence of the Second and/or Third Closing, related to the activities listed in (A) through (D) of the immediately preceding sentence.  Notwithstanding anything to the contrary above, SERA does not covenant not to sue the NL Companies for cost recovery or contribution relating to any work performed at the Property funded with HDSRF grants or EIT loans.

c. Release by the County.

i. The following release shall be effective for each Parcel when both of the following conditions have been satisfied for such Parcel: (1) completion of the applicable closing and (2) written confirmation from the NJDEP in one or more letters, that no further action is required with respect to all Assumed Environmental Liabilities relating to such Parcel (the “County Release”): except for any claims relating to a party’s failure to satisfy any of its obligations set forth in this Agreement or an Exhibit hereto and the indemnity set forth in Section 5.c. of this Agreement, the County, for itself and its heirs, assigns, executors, administrators and successors, hereby acknowledges full and complete satisfaction of and releases and forever discharges the NL Companies and SSA, their respective successors in interest and successors in title (excluding the County and its successors in interest and successors in title), their respective past, present and future assigns, and all of their respective employees, officers, tenants, predecessors, directors, agents, shareholders, fiduciaries, representatives, attorneys, engineers, insurers’ divisions, subsidiaries and affiliates, of and from any and all claims, demands, actions, rights, losses, expenses, fees, costs, liabilities and causes of action, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, that the County may have in the past, now has, or may in the future have arising in relation the Property.  Without limiting the generality of the foregoing and subject to the exceptions provided above, the County releases any and all claims and causes of action that it has or may in the future have (including, but not limited to, claims for cost recovery, contribution or unjust enrichment) related to any costs or expenses incurred by the County: (A) to investigate or remediate environmental contamination on or emanating from the Property, (B) to perform operation and maintenance of any remedial measure implemented on the Property, (C) to perform operation and maintenance of the closed landfill on the Property, or (D) to evaluate, dispute or resolve claims or potential claims for injury to natural resources alleged to have been caused by Hazardous Substances on the Property or emanating from the Property.

ii. Prior to the effective date of the County Release in accordance with Section 7.c.i. above, and except for any claims relating to a party’s failure to satisfy any of its obligations set forth in this Agreement or an Exhibit hereto and the indemnity set forth in Section 5.c. of this Agreement, the County, for itself and its heirs, assigns, executors, administrators and successors, hereby covenants not, and not to cause or encourage any third party, to sue or take any judicial or administrative action of any kind or nature against the NL Companies and SSA, their respective successors in interest, successors in title, their respective past, present and future assigns, and all of their respective employees, officers, tenants, predecessors, directors, agents, shareholders, fiduciaries, representatives, attorneys, engineers, insurers’ divisions, subsidiaries and affiliates, for or relating to any and all claims, demands, actions, rights, losses, expenses, fees, costs, liabilities and causes of action, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, that the County may have in the past, now has, or may in the future have arising in relation the Property.  Without limiting the generality of the foregoing and subject to the exceptions provided above, the County hereby covenants not, and not to cause or encourage any third party, to sue or take any judicial or administrative action of any kind or nature for or relating to any and all claims and causes of action that it has or may in the future have (including, but not limited to, claims for cost recovery, contribution or unjust enrichment) related to any costs or expenses incurred by the County: (A) to investigate or remediate environmental contamination on or emanating from the Property, (B) to perform operation and maintenance of any remedial measure implemented on the Property, (C) to perform operation and maintenance of the closed landfill on the Property, or (D) to evaluate, dispute or resolve claims or potential claims for injury to natural resources alleged to have been caused by Hazardous Substances on the Property or emanating from the Property.  Notwithstanding the foregoing, the County does not covenant not to sue or take administrative or judicial action for or relating to any claims, demands, actions, rights, losses, expenses, fees, costs, liabilities or causes of action that the County may have, in the event that the County acquires title to any portion of the Property following a Default under this Agreement that leads to the non-occurrence of the Second and/or Third Closing:  (Y) related to the activities listed in (A) through (D) of the immediately preceding sentence; or (Z) related to the validity, priority or enforcement of its mortgage with respect to the Property.

d. Release by the NL Companies.

i. The following release shall be effective for each Parcel when both of the following conditions have been satisfied for such Parcel: (1) completion of the applicable closing and (2) written confirmation from the NJDEP in one or more letters, that no further action is required with respect to all Assumed Environmental Liabilities relating to such Parcel (the “NL Companies Release”): except for any claims relating to a party’s failure to satisfy any of its obligations set forth in this Agreement or an Exhibit hereto, including but not limited to the indemnity set forth in Section 5.c. of this Agreement and the SSA Pre-Closing Environmental Costs, the NL Companies, each for itself and its heirs, assigns, executors, administrators and successors, hereby acknowledge full and complete satisfaction of and releases and forever discharges SERA, the County and SSA, their respective successors in interest and successors in title, their respective past, present and future assigns, and all of their respective employees, officers, tenants, predecessors, directors, agents, shareholders, fiduciaries, representatives, attorneys, engineers, insurers’ divisions, subsidiaries and affiliates, of and from any and all claims, demands, actions, rights, losses, expenses, fees, costs, liabilities and causes of action, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, that the NL Companies may have in the past, now have, or may in the future have arising in relation to the Property.  Without limiting the generality of the foregoing and subject to the exceptions provided above, each of the NL Companies release any and all claims and causes of action that it has or may in the future have (including, but not limited to, claims for cost recovery, contribution or unjust enrichment) related to any costs or expenses incurred by the NL Companies to: (A) investigate or remediate environmental contamination on or emanating from the Property, (B) perform operation and maintenance of any remedial measure implemented on the Property, (C) perform operation and maintenance of the closed landfill on the Property, or (D) evaluate, dispute or resolve claims or potential claims for injury to natural resources alleged to have been caused by Hazardous Substances on the Property or emanating from the Property, including but not limited to NRD Liabilities, Raritan River Liabilities, NL Pre-Closing Environmental Costs.  Notwithstanding the foregoing, the NL Companies do not release any claims, demands, actions, rights, losses, expenses, fees, costs, liabilities or causes of action that the NL Companies may have against SERA arising in relation to actions or inactions by SERA with respect to the Property after title to the Property vested in SERA.

ii. Prior to the effective date of the NL Companies Release in accordance with Section 7.d.i. above, and except for any claims relating to a party’s failure to satisfy any of its obligations set forth in this Agreement or an Exhibit hereto, including but not limited to the indemnity set forth in Section 5.c. of this Agreement and the SSA Pre-Closing Environmental Costs, the NL Companies, each for itself and its heirs, assigns, executors, administrators and successors, hereby covenants not, and not to cause or encourage any third party, to sue or take any judicial or administrative action of any kind or nature against SERA, the County and SSA, their respective successors in interest, successors in title, their respective past, present and future assigns, and all of their respective employees, officers, tenants, predecessors, directors, agents, shareholders, fiduciaries, representatives, attorneys, engineers, insurers’ divisions, subsidiaries and affiliates, for and relating to any and all claims, demands, actions, rights, losses, expenses, fees, costs, liabilities and causes of action, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, that the NL Companies may have in the past, now have, or may in the future have arising in relation to the Property.  Without limiting the generality of the foregoing and subject to the exceptions provided above, each of the NL Companies hereby covenants not, and not to cause or encourage any third party, to sue or take any judicial or administrative action of any kind or nature for or relating to any and all claims and causes of action that it has or may in the future have (including, but not limited to, claims for cost recovery, contribution or unjust enrichment) related to any costs or expenses incurred by the NL Companies to: (A) investigate or remediate environmental contamination on or emanating from the Property, (B) perform operation and maintenance of any remedial measure implemented on the Property, (C) perform operation and maintenance of the closed landfill on the Property, or (D) evaluate, dispute or resolve claims or potential claims for injury to natural resources alleged to have been caused by Hazardous Substances on the Property or emanating from the Property, including but not limited to NRD Liabilities, Raritan River Liabilities and NL Pre-Closing Environmental Costs.  Notwithstanding the foregoing, the NL Companies do not covenant not to sue or take administrative or judicial action for or relating to any claims, demands, actions, rights, losses, expenses, fees, costs, liabilities or causes of action that the NL Companies may have: (X) against SERA arising in relation to actions or inactions by SERA with respect to the Property after title to the Property vested in SERA; or (Y) against SERA or the County with respect to the NL Companies’ claimed equitable lien.  Notwithstanding the foregoing, the NL Companies do not covenant not to sue or take administrative or judicial action for or relating to any claims, demands, actions, rights, losses, expenses, fees, costs, liabilities or causes of action that the NL Companies may have: (X) against SERA arising in relation to actions or inactions by SERA with respect to the Property after title to the Property vested in SERA; or, following a Default under this Agreement that leads to the non-occurrence of the Second and/or Third Closing:   (Y) related to the activities listed in (A) through (D) above in this Subsection; or (Z) related to the validity, priority or enforcement of the NL Companies' claimed equitable lien with respect to the Property.

8. Representations, Warranties, and Covenants.

a. Representations and Warranties of SSA.  SSA hereby represents and warrants to the NL Companies, SERA and the County as follows:

i. Organization; Qualification.  SSA is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and authorized to transact business in the State of New Jersey and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as is now being conducted.

ii. Authority Relative to this Agreement.  SSA has full corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby or executed in connection herewith to which it is a party (this Agreement and such other agreements and documents referred to collectively as the “Transaction Documents”) and to consummate the transactions contemplated thereby.  The execution and delivery of the Transaction Documents, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by the partners of SSA, and no other corporate proceedings of SSA are necessary to authorize the Transaction Documents or to consummate the transactions contemplated thereby.  The Transaction Documents have been duly and validly executed and delivered by SSA, and each of such agreements constitutes a valid and binding agreement of SSA, enforceable against SSA in accordance with its terms.

iii. Consents and Approvals; No Violation.  Neither the execution and delivery of the Transaction Documents nor the consummation or performance of the transactions contemplated thereby will, directly or indirectly (with or without notice or lapse of time):

(A) contravene, conflict with, or result in a violation of (i) the organizational documents of SSA, or (ii) any resolution adopted by the partners of SSA;

(B) contravene, or conflict with, or result in a violation of any federal, state, local, municipal, foreign, international, multinational, or other order, constitution, law, rule, ordinance, permit, principle of common law, regulation, statute, or treaty (each, a “Legal Requirement”) to which the SSA may be subject;

(C) contravene, or conflict with, or result in a violation of any of the terms or requirements of, or give any governmental agency the right to revoke, withdraw, suspend, cancel, terminate, or materially modify any permit, approval, consent, authorization, license, variance, or permission required by a governmental agency under any Legal Requirement (each, a “Permit”) that is material and is held by SSA; or

(D) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, or to receive any additional consideration under any material contract or material Permit of SSA.

iv. Availability of Funds.  SSA has the loan commitments described in Section 6 of this Agreement.

b. Representations, Warranties and Covenants of SERA.  SERA hereby represents and warrants to the NL Companies, SSA and the County as follows:

i. Organization; Qualification.  SERA is a municipal redevelopment agency established by the Borough of Sayreville pursuant to the Local Redevelopment and Housing Law, N.J.S.A. 40A:12A-1, et seq. and is duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as is now being conducted.

ii. Authority Relative to this Agreement.  SERA has full power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby.  The execution and delivery of the Transaction Documents, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by the Board of Commissioners of SERA, and no other proceedings on the part of SERA are necessary to authorize the Transaction Documents or to consummate the transactions contemplated thereby.  The Transaction Documents have been duly and validly executed and delivered by SERA and each of such agreements constitutes a valid and binding agreement of SERA, enforceable against SERA in accordance with its terms.

iii. Consents and Approvals; No Violation.  Neither the execution and delivery of the Transaction Documents nor the consummation or performance of the transactions contemplated thereby will, directly or indirectly (with or without notice or lapse of time):

(A) contravene, conflict with, or result in a violation of (i) the organizational documents of SERA, or (ii) any resolution adopted by the Board of Commissioners of SERA;

(B) contravene, or conflict with, or result in a violation of any Legal Requirement to which SERA may be subject;

(C) contravene, or conflict with, or result in a violation of any of the terms or requirements of, or give any governmental agency the right to revoke, withdraw, suspend, cancel, terminate, or materially modify any Permit that is material and is held by SERA; or

(D) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, or to receive any additional consideration under any material contract or material Permit of SERA.

iv. Disclosure of Environmental Information.  To the best of SERA’s actual knowledge, information and belief, SERA has disclosed to SSA any and all environmental information or data in any way relating to the Property in SERA’s possession, custody, or control, whether written or unwritten, including but not limited to: (1) the presence or former presence of any Hazardous Substances, environmental contamination or remediation of soil, groundwater, wetlands, sediments, or the Raritan River; (2) any permitting information relating to the Property, including but not limited to existing permits, as well as evaluations and assessments for securing permits; and (3) any communications with environmental non-profit organizations or community organizations relating to the Property.

v. State Grants and Loans.  In accordance with its obligations under the Redevelopment Agreement, SERA hereby covenants and agrees to use its best efforts to apply for and secure any and all available state grants and loans to pay for the performance of the Assumed Environmental Liabilities.

c. Representations and Warranties of the County.  The County hereby represents and warrants to the NL Companies, SERA and SSA as follows:

i. Organization; Qualification.  The County is a body politic and corporate duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as is now being conducted.

ii. Authority Relative to this Agreement.  The County has full power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby.  The execution and delivery of the Transaction Documents, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by the Board of Chosen Freeholders of the County, and no other proceedings on the part of the County are necessary to authorize the Transaction Documents or to consummate the transactions contemplated thereby.  The Transaction Documents have been duly and validly executed and delivered by the County and each of such agreements constitutes a valid and binding agreement of the County, enforceable against the County in accordance with its terms.

iii. Consents and Approvals; No Violation.  Neither the execution and delivery of the Transaction Documents nor the consummation or performance of the transactions contemplated thereby will, directly or indirectly (with or without notice or lapse of time):

(A) contravene, conflict with, or result in a violation of (i) the organizational documents of the County, or (ii) any resolution adopted by the Board of Chosen Freeholders of the County;

(B) contravene, or conflict with, or result in a violation of any Legal Requirement to which the County may be subject;

(C) contravene, or conflict with, or result in a violation of any of the terms or requirements of, or give any governmental agency the right to revoke, withdraw, suspend, cancel, terminate, or materially modify any Permit that is material and is held by the County; or

(D) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, or to receive any additional consideration under any material contract or material Permit of the County.

d. Representations, Warranties and Covenant of NL Companies.  Each of the NL Companies hereby represents and warrants to SSA, SERA and the County as follows:

i. Organization; Qualification.  Such NL Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as is now being conducted.

ii. Authority Relative to this Agreement.  Such NL Company has full power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby.  The execution and delivery of the Transaction Documents, and the consummation of the transactions contemplated thereby, have been duly and validly authorized in accordance with such NL Company’s organizational documents, and no other proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the transactions contemplated thereby.  The Transaction Documents have been duly and validly executed and delivered by such NL Company and each of such agreements constitutes a valid and binding agreement of the NL Company, enforceable against the NL Company in accordance with its terms.

iii. Consents and Approvals; No Violation.  Except for the Environmental Permits, neither the execution and delivery of the Transaction Documents nor the consummation or performance of the transactions contemplated thereby will, directly or indirectly (with or without notice or lapse of time):

(A) contravene, conflict with, or result in a violation of (i) the organizational documents of such NL Company, or (ii) any resolution adopted by the Board of Directors of such NL Company;

(B) contravene, or conflict with, or result in a violation of any Legal Requirement to which such NL Company may be subject;

(C) contravene, or conflict with, or result in a violation of any of the terms or requirements of, or give any governmental agency the right to revoke, withdraw, suspend, cancel, terminate, or materially modify any Permit that is material and is held by such NL Company; or

(D) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, or to receive any additional consideration under any material contract or material Permit of such NL Company.

iv. Disclosure of Environmental Information.  The NL Companies covenant that prior to the Initial Closing, the NL Companies shall make available to SSA all environmental information, reports and data relating to the Property that currently is in the possession of Environmental Resources Management except to the extent that the NL Companies deem such information or data to be subject to attorney-client privilege or the work product doctrine, and subject to the conditions that any and all such information will be made available “AS IS” and without warranty of any type or nature, including without limitation, any warranty of accuracy or fitness for a particular purpose and that any and all warranties related to such information are hereby expressly disclaimed.

v. Environmental Permits.  To the best of the NL Companies' actual knowledge, information and belief: (1) the NL Companies are presently not in violation of any term or condition of any Environmental Permits; (2) the NL Companies has not received any written or verbal notice from the NJDEP, any other agency, or a third party alleging that the NL Companies are in violation of any term or condition of any Environmental Permit; and (3) there are no actual, pending, or threatened claims by the NJDEP, any other agency, or a third-party relating to any alleged violation of any Environmental Permit.

9. Conditions Precedent.

a. Conditions to Obligations of the Parties at the Initial Closing.  All obligations of the parties at the Initial Closing hereunder are subject to the fulfillment of each of the following conditions on or prior to the date specified in each such condition, any one or more of which may be waived in writing by the party or parties for whose benefit the condition is imposed:

i. Representations and Warranties.  The representations and warranties of SSA, SERA, the NL Companies and the County in this Agreement shall be true and complete in all material respects (with the exception of the representations and warranties which have been previously qualified by materiality which shall be true and correct) at and as of the Initial Closing Date as though such representations and warranties were made at and as of such time.

ii. Redevelopment Agreement and Ground Lease Agreement.  On or by the Initial Closing, SSA and SERA shall enter into the Redevelopment Agreement and the Ground Lease Agreement.

iii. Financial Assurance.

(A) On or by the Initial Closing, SSA shall enter into a Four-Party Remediation Security Agreement (the “Financial Assurance Agreement”), in substantially the form attached to this Agreement as Exhibit O, with SERA, the NL Companies and Bank of America, N.A., to provide a remediation funding source in the amount of Twenty Million Dollars ($20,000,000) relating to the Assumed Environmental Liabilities (the “Financial Assurance”), including the costs associated with the remediation of contaminated freshwater wetlands at the Site.  After entering the Financial Assurance Agreement, SSA shall have no further obligation to replenish or contribute to the Financial Assurance.  The Financial Assurance shall be used either to pay for environmental investigation or remediation or to secure repayment of any EIT loan(s) obtained by SERA relating to the Assumed Environmental Liabilities (“Eligible Uses”), and the Financial Assurance Agreement shall provide that all requests by  SSA for the release of funds to pay for Eligible Uses shall be accompanied with a joint written approval by SERA and the NL Companies.  SSA covenants and agrees that, prior to making a request for reimbursement under the Financial Assurance Agreement, SSA shall first utilize any state grant funds, EIT loans, or other public grants which have been received by SERA to perform remediation at the Property and are available to SSA.

(B)           If at any time SSA determines that the estimated cost of the remaining remedial activities to satisfy the Assumed Environmental Liabilities (“Remaining Estimated Costs”) are less than the funds remaining in the Financial Assurance Agreement, SSA may submit a request for a release of funds from the Financial Assurance Agreement so that the remaining funds held under the Financial Assurance Agreement will equal the Remaining Estimated Costs.  Such a request by SSA shall be accompanied with a certification and supporting documentation from SSA’s environmental consultant, and the requested funds shall be released to SSA provided that SERA and the NL Companies approve in writing such a request.  In the event that SERA and/or the NL Companies disagrees with such a request by SSA, such disagreeing party shall provide SSA with written notice within thirty (30) days of SSA’s request, and, within five (5) days of such written disagreement notice, SSA, SERA and the NL Companies shall meet in a good faith effort to resolve any disagreement between the parties.  If SERA and the NL Companies fail to disapprove of SSA’s request within such thirty (30) day period, SSA shall deliver written notice to SERA and the NL Companies of such failure.  If SERA and the NL Companies shall then fail to deliver a written disapproval notice within ten (10) days of such SSA notice, SSA request for reimbursement shall be deemed to be approved by SERA and the NL Companies.

(C)           The Financial Assurance Agreement shall also provide that (1) in the event of a default by SSA that leads to SERA’s removal of SSA as the party performing the remediation for the Assumed Environmental Liabilities, SERA shall have the full benefit of and access to any funds remaining in the Financial Assurance for use in completing any and all of the environmental investigation and/or remediation obligations associated with the Assumed Environmental Liabilities (including, but not limited to, use of such funds as security for repayment of any EIT loan(s) or use of such funds to pay for investigation or remediation costs); and (2) in the event of a default by SERA that leads to the NJDEP’s removal of SERA as the lead remediator and the NL Companies are designated by NJDEP as the lead remediator of the Property, the NL Companies shall have the full benefit of and access to any funds remaining in the Financial Assurance for use in completing any and all of the environmental investigation and/or remediation obligations associated with the Assumed Environmental Liabilities.

(D)           Subject to SSA’s ability to reduce the amount of Financial Assurance in accordance with the terms of this Section 9.a.iii., SSA’s obligation to maintain the Financial Assurance shall not terminate until both of the following conditions have been satisfied: (1) written confirmation from the NJDEP, in one or more letters, that no further action is required with respect to all Assumed Environmental Liabilities; and (2) the Financial Assurance no longer is required to secure repayment of any EIT loan(s).  In the event that the above conditions described in this subsection have been satisfied with the exception of the ongoing obligation by SSA to operate and maintain any engineering and institutional controls utilized at the Property (the “O&M Obligations”), SSA, SERA and the NL Companies shall mutually agree, which agreement shall not be unreasonably conditioned, denied or delayed, on the estimated cost of the O&M Obligations (the “O&M Cost Estimate”), and any funds remaining in the Financial Assurance in excess of the O&M Cost Estimate shall be released to SSA.

iv. Intentionally Omitted.

v. NJDEP Matters.

(A) Memorandum of Understanding.

(1)           On or by the Initial Closing, SERA shall enter into a Memorandum of Understanding with the NJDEP in a form reasonably acceptable to the NL Companies and SSA, pursuant to which SERA shall be the lead party for performance of all Assumed Environmental Liabilities relating to the Property.  SERA shall furnish the NL Companies, SSA and the County with a copy of the fully-executed Memorandum of Understanding between SERA and the NJDEP.

(2)           In accordance with the terms of Section 5 of this Agreement, SSA hereby agrees to perform any and all of SERA’s obligations under the Memorandum of Understanding.

(B) NRD Liabilities Release.  On or by the Initial Closing, the NJDEP shall have resolved any claims it may have for any and all NRD Liabilities by entering into a settlement agreement with the NL Companies and SSA pursuant to which the NL Companies and SSA shall receive a release with respect to the NRD Liabilities.

(C) Brownfield Development Area Designation.  On or by the Initial Closing, SERA shall have applied for, and the NJDEP shall have granted SERA’s application for, designation of the Property as a Brownfield Development Area.

(D) HDSRF/EIT Release.  On or by the Initial Closing, the NJDEP shall have entered into a settlement agreement with the NL Companies and SSA in a form reasonably acceptable to the NL Companies and SSA, pursuant to which the NJDEP shall release the NL Companies, and to the extent applicable, SSA, from any claims or liabilities relating to any HDSRF grant funds or EIT loan(s) provided to SERA in connection with the Property.

(E) Consent Order.  On or by the Initial Closing, the NJDEP will enter an administrative consent order or orders with SSA, in a form reasonably acceptable to the NL Companies, pursuant to which the NJDEP shall unconditionally covenant not to sue SSA, and its respective affiliates, partners, successors (including successors in title), assigns and tenants (collectively the “Released Parties”) for any and all claims or liability that the NJDEP has or may have against the Released Parties relating to the Raritan River Liabilities; provided, however, that such consent order(s) may not provide SSA with any contribution protection or release of liability for any Exacerbation River Liabilities.

(F) HDSRF Grant Application/Covenant of Best Efforts.  On or by the Initial Closing, SERA shall have submitted the necessary application(s) to receive HDSRF grants funds.  SERA covenants that it shall use its best efforts to submit the necessary application(s) to receive EIT loan funds as expeditiously as possible, and to continue to pursue the HDSRF grant and EIT loan applications (including submitting all necessary supporting documents and information) so as to secure the grants and loans as expeditiously as possible.

vi. Environmental Insurance.  On or by the Initial Closing, SSA shall, at its sole cost and expense, obtain and maintain one or more environmental insurance policies to be issued by AIG, XL or Chubb in substantially the same form as the form attached hereto as Exhibit P, with a minimum term of ten (10) years, with aggregate limits of not less than $20 Million, and a self-insured retention of not more than $250,000, to cover:  (i) any and all third-party claims for bodily injury and property damage (excluding NRD Liabilities) relating to known environmental conditions at the Property; and (ii) any and all claims for bodily injury, property damage, or remediation liability associated with unknown environmental conditions at the Property, including but not limited to all necessary operation and maintenance related to such unknown environmental conditions, if any.  The NL Companies, SERA and the County shall be named as additional insureds on each such policy.  Without limiting the generality thereof and notwithstanding anything to the contrary reflected in Exhibit P, each such policy shall:  (i) make clear that the insured vs. insured exclusion will not apply as among the parties to this Agreement; (ii) contain a waiver of subrogation in favor of the NL Companies, SERA and the County; (iii) be non-cancellable, except in the event of non-payment of premium and provide for notice to the NL Companies in such event; (iv) contain an endorsement that the policy is intended to be primary coverage; and (v) be subject to a final review and approval by the NL Companies, which approval shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding anything to the contrary above, the NL Companies shall not be named as an additional insured with respect to any coverage provided for NRD Liabilities and Raritan River Liabilities.  A certificate for each such policy evidencing the coverage provided thereunder and that the NL Companies, the County and SERA have been named as additional insureds shall be provided to the NL Companies, the County and SERA.  Assurance of payment of the premiums for such policies shall be provided as follows:

(A) At the Initial Closing, SSA shall provide evidence of payment in full of the premiums for each policy for its full term; or

(B) If SSA elects to pay the premiums over time, then at the Initial Closing, SSA shall provide evidence of payment in full of the premiums for each policy for the first year of coverage, and shall provide a letter of credit for the remaining balance of the premiums.

vii. Appraisals.  On or by the Initial Closing, the County shall have obtained appraisals establishing a fair market value (A) of at least Three Million Dollars ($3,000,000) for the C Parcels Easement and the Parcel B Easement (the “Easement Appraisal”) and (B) of at least Thirteen Million Eight Hundred Thousand Dollars ($13,800,000) for the fee interest in Parcel A (the “Parcel A Appraisal”) (collectively, the Easement Appraisal and the Parcel A Appraisal, the “Appraisals”) and the Parcel A Appraisal may be revised or updated to meet the NJDEP requirements.  The County shall select an appraiser of its choice to perform the Easement Appraisal.  With respect to the Parcel A Appraisal, promptly following the execution and delivery of this Agreement, the County shall promptly select an appraiser to perform the Parcel A Appraisal from the NJDEP approved list for open space acquisitions and, thereafter, diligently pursue completion thereof.

viii. Court Consent Order.  On or by the Initial Closing, the Court shall have executed the Consent Order and delivered a copy thereof to the NL Companies.

b. Conditions to Obligations of the Parties at the Second Closing.  All obligations of the parties at the Second Closing hereunder are subject to the fulfillment prior to or at the Second Closing Date of each of the following conditions, any one or more of which may be waived in writing by the party or parties for whose benefit the condition is imposed.

i. Completion of Initial Closing.  All conditions prerequisite to the Initial Closing shall have been satisfied and the Initial Closing shall have been completed.

ii. Representations and Warranties.  The representations and warranties of SSA, SERA, the NL Companies and the County in this Agreement shall be true and complete in all material respects (with the exception of the representations and warranties which have been previously qualified by materiality which shall be true and correct) at and as of the Second Closing Date as though such representations and warranties were made at and as of such time.

iii. Capping of Parcel A.  SSA shall have delivered to SERA, the NL Companies and the County a No Further Action Letter or equivalent document from the NJDEP that all required capping on Parcel A has been completed.

c. Conditions to Obligations of the Parties at the Third Closing.  All obligations of the parties at the Third Closing hereunder are subject to the fulfillment prior to or at the Third Closing Date of each of the following conditions, any one or more of which may be waived in writing by the party or parties for whose benefit the condition is imposed.

i. Completion of Initial and Second Closings.  All conditions prerequisite to the Initial and Second Closings shall have been satisfied and the Initial and Second Closings shall have been completed.

ii.   Representations and Warranties.  The representations and warranties of SSA, SERA, the County and the NL Companies in this Agreement shall be true and complete in all material respects (with the exception of the representations and warranties which have been previously qualified by materiality which shall be true and correct) at and as of the Third Closing Date as though such representations and warranties were made at and as of such time.

d. Best Efforts to Satisfy Closing Conditions.  The parties shall use their best efforts to satisfy all conditions to each closing and shall take all such actions, expend such sums and incur such costs as may be reasonable and appropriate in order to accomplish the transactions contemplated hereby.

10. Closings.

a. Subject to the satisfaction or, to the extent permissible by law, waiver (in writing, by the party or parties designated with respect to specific conditions as identified in Section 11.a.i. below) on or before the Initial Closing Date, the Second Closing Date or the Third Closing Date, as the case may be, of the conditions described in the applicable subsection of Section 9 hereof, the parties hereto shall be obligated to consummate the transactions contemplated pursuant to the applicable subsections of Sections 1 and 2 hereof.  The parties shall use their best efforts to cause the Initial Closing to take place at 10 a.m. prevailing Eastern Time at the offices of SERA’s counsel on the Initial Closing Date or such other location, date and time as the parties shall mutually agree, provided, however, that in no event shall the Initial Closing Date be later than August 1, 2008.

b. Nothing contained in this Section 10 shall limit a party’s right to terminate this Agreement under Section 11.

11. Termination.

a. Termination Rights.  The Agreement may be terminated with prior written notice by the terminating party to the other parties, as follows:

i. Prior to the Initial Closing, provided that the applicable party has complied with the provisions of Section 9.d. above, by (A) SSA if the following conditions have not been satisfied (through no fault or other action or omission taken by or under the control of SSA) or waived in writing by SSA by the Initial Closing: subsections 9.a.i. through 9.a.iv, 9.a.v.(A)-(F), 9.a.vi., or 9.a.vii.; (B) by the NL Companies if the conditions subsection 9.a. have not been satisfied (through no fault or other action or omission taken by or under the control of the NL Companies) or waived in writing by the NL Companies by the Initial Closing; and (C) by the County or SERA if the following conditions have not been satisfied (through no fault or omission taken by or under the control of the County or SERA) or waived by the County or SERA by the Initial Closing: subsections 9.a.i. through 9.a.iii, 9.a.v.(A), 9.a.v.(B), 9.a.v.(C), 9.a.vi., 9.a.vii., or 9.a.viii.

ii. After the Initial Closing, by any party, if a Default has occurred and has not been timely cured.

b. SSA’s Failure to Consummate Initial Closing.  If: (1) all parties other than SSA have satisfied all of their respective conditions precedent to closing set forth in Section 9 of this Agreement and SSA fails to consummate the Initial Closing on the Initial Closing Date for any reason other than (i) a termination by SSA under 11.a.i. above; (ii) the bankruptcy or insolvency of SSA’s lender(s) or (iii) the rescission or withdrawal of the financial commitments of SSA’s lender(s); or (2) the Initial Closing does not occur on the Initial Closing Date and SSA has breached its obligations pursuant to Section 9.d. above and all other parties have satisfied their obligations under Section 9.d. above (items (1) and (2) hereof each referred to as a “SSA Consummation Breach”), then:

i.           the NL Companies shall be entitled to receive from SSA, for the NL Companies’ damages as a result of such breach, a liquidated damages payment in the amount of Five Hundred Thousand Dollars; and

ii. Except for the provisions of this Section 11.b. which shall remain in full force and effect, this Agreement shall automatically terminate and become null and void and none of the parties to this Agreement shall have any further obligations or liabilities.

c. Consequences of Termination.

i. Upon a termination:  under Section 11.a.i. above,  this Agreement shall become null and void and none of the parties to this Agreement shall have any further obligations or liabilities under this Agreement.

ii. Upon a termination under Section 11.a.ii. above, the non-defaulting parties shall each have the rights and remedies available to each of them under Section 13 below.  In such event, any provisions of this Agreement which survive termination shall only survive with respect to the Parcels which have been conveyed to SSA, with the exception of the NL Companies’ obligations under Section 5, and the parties’ rights and obligations under Sections 7, 8, 13 and 15 of this Agreement, which shall survive the termination of this Agreement with respect to the entire Property.

12. Events of Default.  The following events shall constitute an event of default under this Agreement (a “Default”):

a. SSA fails to comply with any provision of this Agreement and such failure continues for more than fifteen (15) days from SSA’s receipt of written notice or such longer period of time reasonably required to cure such failure;

b. Any party fails to comply with any of its obligations under this Agreement and such failure continues for more than fifteen (15) days from the defaulting party’s receipt of written notice or such longer period of time reasonably required to cure such failure; or

c. Any material representation and warranty set forth in Section 8.a is untrue as of the date it was made or becomes untrue at any time between the execution and delivery of the Transaction Documents and the completion of the Third Closing.

d. SSA is removed as the lead remediator of the Property by SERA.

e. The NJDEP terminates its Memorandum of Understanding with SERA and removes SERA as the lead remediator of the Property.

13. Remedy for Default Causing Failure of Second and/or Third Closing.  In the event of a Default after the Initial Closing that results in the non-occurrence of the Second and/or Third Closing, the then-unpaid portion of the Condemnation Price shall be adjusted in accordance with this Section 13, and such adjusted remaining Condemnation Price shall become immediately due and payable to the NL Companies by SERA as follows:

a. The NL Companies and SERA shall participate in a binding arbitration before a panel of three neutral arbitrators to determine the value of Parcel A and/or Parcel B, as the case may be.

i. The NL Companies and SERA each shall select one arbitrator.  The arbitrators selected by those parties shall, within ten (10) days of their appointment, select a third arbitrator.  In the event that they are unable to do so, the parties shall request that the Hon. Robert A. Longhi, J.S.C. (retired) or some other mutually agreed third party select the third arbitrator.  Prior to the commencement of hearings, each of the arbitrators shall provide an oath or undertaking of impartiality.

ii. The arbitration shall occur and be concluded within 120 days after receipt by the parties of notice that the Second or Third Closing, as the case may be, will not occur.

iii. The arbitration shall be conducted in accordance with the provisions of N.J.S.A. 20:3-12(c)-(f) governing hearings of condemnation commissioners appointed pursuant to the Eminent Domain Act of 1971.

iv. For purposes of the arbitration, the portion of the Property being valued shall be valued “as if remediated” in accordance with Housing Authority of New Brunswick v. Suydam Investors, LLC, 177 N.J. 2 (2003), with a valuation date of July 1, 2002, and in accordance with the Court’s “Order Denying Application of the Project Enhancement Rule” dated May 31, 2005.

v. The arbitrators’ award shall be rendered within ten (10) days after the conclusion of the arbitration hearings.

vi. The results of the arbitration shall be final, binding and not appealable.

vii. A judgment on the award of the arbitrators may be entered in any court having jurisdiction.

viii. The NL Companies and SERA shall each pay 50% of the arbitrators’ fees and costs.

ix. The NL Companies and SERA each shall bear their own costs with respect to the arbitration.

b. At the conclusion of the arbitration, an award shall be entered setting the amount owed to the NL Companies by SERA as the greater of (i) the value of Parcel A and/or Parcel B, as the case may be, as determined by the arbitrators, or (ii) the total amount of compensation that was to be paid to the NL Companies for Parcel A and/or Parcel B, as the case may be, pursuant to Section(s) 2.b and/or 2.c above.  The parties agree that the amount of the arbitration award shall be considered unpaid compensation that the NL Companies are owed as a result of SERA’s taking of the Property by eminent domain.

c. SERA shall pay to the NL Companies in immediately-available, same-day funds via wire transfer the amount owed by SERA as specified in the arbitrators’ award within thirty (30) days following issuance of the arbitrators’ award.  If, on the 30th day after issuance of the arbitrators’ award, SERA has not made full payment to the NL Companies, interest shall begin to accrue at the prevailing post-judgment interest rate established by the Superior Court of New Jersey, continuing until SERA has made full payment to the NL Companies, including payment of all accrued interest.

d. The County shall remain entitled to payment from SERA for the remaining unpaid balance of the County Loan, including all accrued interest, administrative fees and costs, and the County shall have all rights and remedies available at law or in equity with respect to such debt.

e. Upon their respective receipt from SERA of full payment of the amounts owed pursuant to this Section 13, the NL Companies shall release the NL Companies’ claimed equitable lien on the Property and the County shall release the County’s Mortgage.

14. Survival of Representations, Warranties and Agreements.  Subject to subsection 11.b., each term and condition of this Agreement, together with the applicable representations and warranties contained herein, shall survive the execution of this Agreement and each Closing Date until the completion of each respective term and condition along with the applicable representations and warranties.

15. Cooperation.  The parties hereby acknowledge and agree that the utmost cooperation of each of the parties to this Agreement is fundamental to the resolution of all of the outstanding issues among the parties.  The parties shall utilize good faith best efforts to cooperate with the other parties in the performance of their respective obligations under this Agreement, which obligations shall survive all of the Closings hereunder and shall continue in effect until such time as all parties’ obligations under this Agreement have been fully satisfied in all respects.  The NL Companies, SERA and the County’s cooperation obligations hereunder shall include, without limitation: (i) with respect to SERA and the County only, granting SSA full and unfettered access to the C Parcels, Parcel A and Parcel B for the performance of investigatory and/or remedial activities; (ii) responding to reasonable written requests by SSA and its agents for environmental information, reports or data relating to the Property, to the extent available and subject to the conditions that any and all such information would be provided “AS IS” and without warranty of any type or nature, including without limitation, any warranty of accuracy, or fitness for a particular purpose and that any and all warranties related to such information are hereby expressly disclaimed; (iii) granting SSA direct access to the parties’ consultants, including, but not limited to Environmental Resources Management and Cabrera Services, subject to the approval of the NL Companies, which approval shall not be unreasonably withheld, conditioned or delayed; and (iv) with respect to SERA and the County only, waiving any and all conflicts, and requesting that the parties’ consultants waive any and all conflicts, relating to SSA’s retention of a party’s consultant relating to the Property; provided that, SSA’s retention of a party’s consultant shall be at SSA’s sole cost and expense.

16. Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, or (c) one Business Day after the date when sent to the recipient by reputable same or next day courier service (charges prepaid).  Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the NL Companies:
NL Industries, Inc. and/or
NL Environmental Management Services, Inc.
5430 LBJ Freeway, Suite 1700
Dallas, TX 75240
Attention:  General Counsel
Telecopy No.:  (972) 450-1444

With a copy to:
Christopher R. Gibson, Esq.
Archer & Greiner, P.C.
One Centennial Square
Haddonfield, NJ 08033
Telecopy No.:  (856) 795-0574

If to SSA:
Sayreville Seaport Associates, L.P.
2701 Renaissance Boulevard, 4th Floor
King of Prussia, PA 19444
Attention: Richard Heany, President
Telecopy No.:  (610) 337-5599

With a copy to:
Macartney, Mitchell & Campbell, LLC
2701 Renaissance Boulevard, 4th Floor
King of Prussia, PA 19444
Attention: Sean E. Mitchell, Esquire
Telecopy No.: (215) 754-4217

If to SERA:
Sayreville Economic and Redevelopment Agency
167 Main Street
Sayreville, NJ 08872
Attention: Executive Director
Telecopy No.: (732) 390-2922

With a copy to:
Hoagland, Longo, Moran, Dunst & Doukas, LLP
40 Paterson Street
New Brunswick, NJ 08903
Attention: Michael J. Baker, Esquire
Telecopy No.: (732) 545-4579

If to the County:
Middlesex County Administration Building, 2nd Floor
John F. Kennedy Square, P.O. Box 871
New Brunswick, NJ 08901
Attention: County Counsel
Telecopy No.: (732) 745-4539

With a copy to:
Wilentz, Goldman & Spitzer, P.A.
90 Woodbridge Center Drive
Woodbridge, NJ 07095
Attention: John A. Hoffman, Esquire
Telecopy No.: (732) 855-6177

17. Publicity.  Except as required by applicable law, no party to this Agreement nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated hereunder without the prior consultation and consent of the other parties.

18. Equitable Relief.  Each party acknowledges and agrees that any breach or threatened breach of this Agreement is likely to cause the other party irreparable harm for which money damages may not be an appropriate or sufficient remedy.  Each party therefore agrees that a non-breaching party is entitled to receive injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement.  Such remedy is not the exclusive remedy for any breach or threatened breach of this Agreement, but is in addition to all other rights and remedies available at law or in equity.  Notwithstanding the foregoing, in no event shall any party under this Agreement have any equitable right against SSA to compel SSA to consummate the Initial Closing, the Second Closing or the Third Closing.

19. No Waiver.  No forbearance, failure or delay in exercising any right, power or privilege is waiver thereof, nor does any single or partial exercise thereof preclude any other or future exercise thereof, or the exercise of any other right, power or privilege.

20. Severability.  If and to the extent any provision of this Agreement is held invalid or unenforceable at law, such provision will be deemed stricken from the Agreement and the remainder of the Agreement will continue in effect and be valid and enforceable to the fullest extent permitted by law.

21. Binding Agreement; No Assignment.  This Agreement is binding upon and inures to the benefit of the parties and their heirs, executors, legal and personal representatives, successors and assigns, as the case may be.  No party shall assign this Agreement or its obligations hereunder by operation or law or otherwise without the prior written consent of all of the remaining parties.

22. Governing Law and Venue.  This Agreement shall be deemed executed in the State of New Jersey, and is to be governed under and construed by New Jersey law, without regard to its choice of law provisions.  The parties agree that jurisdiction and venue for any action to enforce this Agreement are properly in the applicable federal or state court for New Jersey.

23. Attorneys Fees.  If any party employs attorneys to enforce against any other party any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

24. Warranty as to Authority.  Each party represents and warrants that to the extent necessary, this Agreement has been duly and validly authorized and approved by all requisite corporate or other official action, that no further action is necessary to make this Agreement valid and binding on that party, and that the party representative who signs this Agreement is authorized to bind that party through his or her signature below.

25. Entire Agreement, Counterparts.  This Agreement is the entire agreement between the parties hereunder and may not be modified or amended except by a written instrument signed by all of the parties.  Each party has read this Agreement, understands it and agrees to be bound by its terms and conditions.  There are no understandings or representations with respect to the subject matter hereof, express or implied, that are not stated herein.  This Agreement may be executed in counterparts, and signatures exchanged by facsimile are effective for all purposes hereunder to the same extent as original signatures.

26. Headings. The descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

27. Time of the Essence.  Time shall be of the essence with respect to all dates and deadlines for performance under this Agreement.

28. Agreement is Controlling.  In the event that any provision of the Redevelopment Agreement, the Sale Agreement, any Exhibit to this Agreement or any other Transaction Document is inconsistent with the provisions of this Agreement, this Agreement shall be controlling.

 [Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

NL INDUSTRIES, INC.

By:
Name:
Title:

NL ENVIRONMENTAL MANAGEMENT SERVICES, INC.

By:
Name:
Title:

SAYREVILLE ECONOMIC AND REDEVELOPMENT AGENCY

By:
Name:
Title:

SAYREVILLE SEAPORT ASSOCIATES, L.P.

By: Sayreville Seaport Associates Acquisition
Company, LLC, its General Partner

By:
Name: Richard Heany
Title: President

COUNTY OF MIDDLESEX

By:
Name:
Title: